Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Luminous Acquisition

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, one redeemable warrant (exercisable for one Class A ordinary share at $11.50 per share), and one right to receive 1/4 of a Class A ordinary share upon completion of an initial business combination	(1)	457(a)	12,075,000	$10.00	$120,750,000.00	0.0001381	$16,675.58
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	12,075,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Warrants included as part of the units	(3)	Other	12,075,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Rights included as part of the units	(4)	Other	12,075,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A Ordinary Shares underlying the Warrants included as part of the Units	(5)	Other	12,075,000	11.50	138,862,500.00	0.0001381	19,176.91
Fees to be Paid	Equity	Class A ordinary shares underlying the rights included as part of the units	(6)	Other	3,018,750	$10.00	$30,187,500.00	0.0001381	$4,168.89

Total Offering Amounts:							$289,800,000.00		40,021.38
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$40,021.38

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Represents 12,075,000 units, including 10,500,000 units to be issued in the offering up to 1,575,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each unit consisting of one Class A Ordinary Share, one warrant exercisable for one Class A Ordinary Share, and one right entitling the holder to receive one-fourth of one Class A Ordinary Share upon the consummation of a Business Combination.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Represents 12,075,000 units, including 10,500,000 units to be issued in the offering up to 1,575,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each unit consisting of one Class A Ordinary Share, one warrant exercisable for one Class A Ordinary Share, and one right entitling the holder to receive one-fourth of one Class A Ordinary Share upon the consummation of a Business Combination.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Represents 12,075,000 units, including 10,500,000 units to be issued in the offering up to 1,575,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each unit consisting of one Class A Ordinary Share, one warrant exercisable for one Class A Ordinary Share, and one right entitling the holder to receive one-fourth of one Class A Ordinary Share upon the consummation of a Business Combination.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Represents 12,075,000 units, including 10,500,000 units to be issued in the offering up to 1,575,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each unit consisting of one Class A Ordinary Share, one warrant exercisable for one Class A Ordinary Share, and one right entitling the holder to receive one-fourth of one Class A Ordinary Share upon the consummation of a Business Combination.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Represents 12,075,000 units, including 10,500,000 units to be issued in the offering up to 1,575,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each unit consisting of one Class A Ordinary Share, one warrant exercisable for one Class A Ordinary Share, and one right entitling the holder to receive one-fourth of one Class A Ordinary Share upon the consummation of a Business Combination.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Represents 12,075,000 units, including 10,500,000 units to be issued in the offering up to 1,575,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each unit consisting of one Class A Ordinary Share, one warrant exercisable for one Class A Ordinary Share, and one right entitling the holder to receive one-fourth of one Class A Ordinary Share upon the consummation of a Business Combination.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.